OriginOil Breakthrough Increases Algal Extraction Efficiency Without Using Hazardous Solvents

Researchers Used Natural Material to Break Down Cell Walls and Improve Extraction by up to 15%

Los Angeles, CA - September 29, 2011 – OriginOil, Inc. (OTC/BB: OOIL), the developer of a breakthrough technology to extract oil from algae and an emerging leader in the global algae oil services industry, today announced it has identified a new process to increase the efficiency of algae extraction without the use of toxic solvents. The process harnesses a substance that occurs naturally in algae cells to improve Single Step Extraction™ cellular extraction by up to 15%.

“Typically, our industry uses highly-regulated solvents to get the most out of algae extraction,” said Paul Reep, OriginOil’s senior vice president. “Our researchers have identified a naturally occurring algal metabolite — a food for algae cells — that can improve extraction efficiency without such chemicals. We will immediately incorporate this breakthrough into our Single Step Extraction system.”

The natural metabolite helps increase extraction yield and the potential value of processed algae and co-products. Preliminary laboratory results from testing conducted by OriginOil using Nannochloropsis oculata have shown efficiency gains on the order of 12-15%.

The new process can also change the nature of some organic compounds and has implications for the biorefining and chemical industries.

Unlike conventional extraction using toxic solvents such as hexane, this natural method allows algae process water to be recycled without cleanup.

OriginOil recently filed for U.S. patent protection of the new technology, its 21st patent application, entitled “Apparatuses, Systems and Methods for Increasing Contact Between Solutes and Solvents in an Aqueous Medium.” The inventors are Nicholas Eckelberry, Gavin Gray, Jose L. Sanchez Piña, and Maxwell Roth.

“I’m proud of how we continue to innovate while engineering commercial products,” said Riggs Eckelberry, OriginOil CEO. “This is the key to staying ahead in our fast-moving marketplace.”

About OriginOil, Inc. (www.originoil.com)

OriginOil helps algae growers extract oil from algae for use as a feedstock for the commercial production of transportation fuels, chemicals and foods. In a single step, our breakthrough technology efficiently dewaters and breaks down algae for its useful products, overcoming one of the greatest challenges in making algae a viable replacement for petroleum. As a pioneer and the emerging leader in the global algae oil services field, OriginOil supports its core algae extraction technology with an array of process innovations for some of the world’s most successful algae growers and refiners, just as pioneers like Schlumberger and Halliburton have done in the oilfield services industry. To learn more about OriginOil®, please visit our website at www.originoil.com.

Safe Harbor Statement:

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with our history of losses and our need to raise additional financing, the acceptance of our products and technology in the marketplace, our ability to demonstrate the commercial viability of our products and technology and our need to increase the size of our organization. Further information on the Company's risk factors is contained in the Company's quarterly and annual reports as filed with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Press Contact:	Josh Seidenfeld
Antenna Group – a Beckerman Company
415-977-1953
josh@antennagroup.com

Shareholder Contact:	Tom Becker
Toll-free: 877-999-OOIL (6645) Ext. 641
International: +1-323-939-6645 Ext. 641
Fax: 323-315-2301
ir@originoil.com
www.originoil.com

Analyst and Institution Contact:	Jody Cain
LHA
310-691-7100
jcain@lhai.com
www.lhai.com

Abstract

OriginOil breakthrough increases algal extraction efficiency without using hazardous solvents, researchers used natural material to break down cell walls and improve extraction by up to 15%

Key Words

algae commercialization, algae oil, algae to oil, ooil, originoil, renewable oil, Riggs Eckelberry, Single Step Extraction, SSE, Paul Reep, biorefining, Nicholas Eckelberry, Gavin Gray, Jose L. Sanchez Piña, Maxwell Roth, Apparatuses Systems Methods Increasing Contact Between Solutes Solvents Aqueous Medium